SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 18, 2001

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

3040 Science Park Road San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

           On October 18, 2001 a 1:5 reverse stock split, which was approved at the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Company") on October 15, 2001, will become effective. Trading of the Company's common stock on a post-reverse split basis will commence October 18, 2001.

           The reverse stock split will cause the applicable exercise or conversion price of the Company's outstanding warrants, options and convertible securities to be adjusted as provided in the respective instruments pursuant to which they were issued.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

          None.

(b) Pro Forma Financial Statements

          None.

(c) Exhibits

Exhibit No.   Exhibit

99.1                Press release.

99.2                Certificate of Amendment of Certificate of Incorporation.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

Dated October 18, 2001